SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

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URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant as Specified in Charter)
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STATE OF MARYLAND	1-12803	04-2458042
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

321 Railroad Avenue, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

(203) 863-8200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2016, Urstadt Biddle Properties Inc. (the “Company”) entered into an equity underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”), to issue and sell 2,750,000 shares of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”). In addition, the Company granted the Underwriter a 30-day option to purchase up to an additional 412,500 shares of Common Stock. The Company expects to receive approximately $64.0 million in proceeds from the offering after deducting underwriting discounts and commissions but before expenses (assuming no exercise of the Underwriter’s option). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriter against certain liabilities. The shares are being offered pursuant to the Company’s prospectus supplement, dated July 21, 2016, and the accompanying base prospectus, dated September 24, 2014, filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-198664) (the “Registration Statement”), which was initially filed with the SEC on September 9, 2014 and declared effective on September 24, 2014. The closing of the offering is expected to occur on or about July 26, 2016, subject to satisfaction of customary closing conditions.

The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

In connection with the offering, Miles & Stockbridge P.C. has provided the Company with an opinion regarding the legality of the shares and Baker & McKenzie LLP has provided the Company with an opinion as to certain tax matters. Copies of the opinions are attached to this report as Exhibits 5.1 and 8.1, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements on the Company’s expectations regarding the completion and anticipated proceeds of the offering. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Completion of the offering on the terms described, and the application of net proceeds, are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in or incorporated by reference into the Risk Factors section of the Registration Statement. The Company undertakes no obligation to update these statements for revisions or changes except as required by law.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:

Exhibit 1.1	Equity Underwriting Agreement, dated July 20, 2016, between Urstadt Biddle Properties Inc. and Deutsche Bank Securities Inc.
Exhibit 5.1	Opinion of Miles & Stockbridge P.C. as to the legality of the shares.
Exhibit 8.1	Opinion of Baker & McKenzie LLP as to certain tax matters.
Exhibit 23.1	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1).
Exhibit 23.2	Consent of Baker & McKenzie LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URSTADT BIDDLE PROPERTIES INC. (Registrant)

DATE: July 26, 2016	By:	/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Equity Underwriting Agreement, dated July 20, 2016, between Urstadt Biddle Properties Inc. and Deutsche Bank Securities Inc.
Exhibit 5.1	Opinion of Miles & Stockbridge P.C. as to the legality of the shares.
Exhibit 8.1	Opinion of Baker & McKenzie LLP as to certain tax matters.
Exhibit 23.1	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1).
Exhibit 23.2	Consent of Baker & McKenzie LLP (included in Exhibit 8.1).